SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Village Super Market, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held December 13, 2024
Important Notice Regarding the Availability of Proxy Materials for the
2024 Annual Shareholder Meeting to Be Held on December 13, 2024
Virtual Meeting Site: www.virtualshareholdermeeting.com/VLGEA2024
The Proxy Statement for the 2024 Annual Shareholder Meeting and the 2024 Annual Report
are available at http://www.proxyvote.com
The 2024 annual meeting of the shareholders of Village Super Market, Inc. (the “Annual Meeting”) will be held online on Friday, December 13, 2024 at 10:00 A.M., Eastern Time. Our Annual Meeting will be hosted in a completely virtual format that will provide a consistent experience to all our shareholders regardless of where they are located. At our virtual Annual Meeting, shareholders will be able to attend, vote your shares and submit questions by visiting www.virtualshareholdermeeting.com/VLGEA2024.
The Annual Meeting is being held for the following purposes:
(1)	To elect nine directors for the ensuing year;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm (“independent auditors”) for the 2025 fiscal year; and
(3)	To transact any other business which may properly come before the meeting or any adjournment thereof.
The Board of Directors of the Company has fixed the close of business on October 14, 2024 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
By order of the Board of Directors,
JOHN P. SUMAS,
Secretary
October 28, 2024

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081
PROXY STATEMENT
December 13, 2024
Annual Meeting of Shareholders
This Proxy Statement and the accompanying form of proxy are being furnished to shareholders of Village Super Market, Inc. (the “Company”) in connection with the solicitation by and on behalf of the Board of Directors of the Company (the “Board of Directors”) of proxies to be voted at the 2024 annual meeting of shareholders of the Company (the “Annual Meeting”) held on Friday, December 13, 2024 at 10:00 A.M., Eastern Time and at all postponements or adjournments thereof. The Annual Meeting will be held in a completely virtual format. You will not be able to attend the Annual Meeting physically. At our virtual Annual Meeting, shareholders will be able to attend, vote your shares and submit questions by visiting www.virtualshareholdermeeting.com/VLGEA2024. To participate in the virtual Annual Meeting, you will need the control number included in your proxy card or voting instruction form. This Proxy Statement was mailed and/or made available to shareholders on or about October 28, 2024.
At the close of business on October 14, 2024, the Company had outstanding and entitled to vote 10,651,144 shares of Class A common stock, no par value (“Class A Stock”), and 4,203,748 shares of Class B common stock, no par value (“Class B Stock”). The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 14, 2024 are entitled to vote at this meeting.
All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of the Board of Directors’ nominees for directors and to ratify the selection of KPMG LLP as independent auditors. Management does not know of any other matter to be brought before the Annual Meeting.
Directors are elected by a plurality of the number of votes cast. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the election of directors. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors. With respect to each other matter to be voted upon, a vote of a majority of the number of votes cast is required for approval. Abstentions, withheld votes and “broker non-votes” will not be counted as votes cast with respect to each matter.
Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to the Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) by voting online at the Annual Meeting.
You may own common shares in one or both of the following ways — either directly in your name as the shareholder of record, or indirectly through a broker, bank or other holder of record in “street name.” If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us. If you hold your shares in “street name,” your broker, bank or other holder of record is sending these proxy materials to you. As a holder in “street name,” you have the right to direct your broker, bank or other holder of record how to vote by completing the voting instruction form that accompanies your proxy materials. If you hold shares in “street name” and wish to vote your shares directly, you must contact your broker, bank or other holder of record to obtain the instructions and documentation required. Regardless of how you hold your shares, we invite you to attend the Annual Meeting.
The holders of a majority of the shares of the capital stock issued and outstanding on the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Abstentions, withheld votes and “broker non-votes” will be counted for the purpose of determining whether a quorum is present.

With respect to the ratification of the appointment of KPMG LLP (Proposal 2), and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast, is required to approve these proposals. As a result, abstentions, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.
Holders of the Class A Stock and Class B Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.
Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.
Under the applicable rules governing such brokers, we believe Proposal 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm is likely to be considered a “routine” item. This means that brokers may vote using their discretion on such proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposal 1 to elect directors is likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approval of Proposal 2 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on Proposal 2 if the broker has not received instructions from the beneficial owner.
If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

CHANGE IN CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
On September 19, 2024, Robert Sumas notified the Board of Directors of his decision to step down as Chief Executive Officer and interim Chairman of the Board of Directors effective December 13, 2024. Mr. Sumas will remain employed by the Company as a Senior Advisor to the executive team to ensure a smooth transition of duties. Mr. Sumas also plans to continue to serve the Company as a member of its Board of Directors.
The Board of Directors plans to appoint John J. Sumas as the new Chief Executive Officer and Nicholas J. Sumas II as President and Chairman of the Board of Directors effective December 13, 2024.
ELECTION OF DIRECTORS
The following nine persons are being nominated by the Board of Directors of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.
Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. Robert Sumas is the father of Nicholas J. Sumas II and the uncle of John J. Sumas. John P. Sumas is the uncle of Perry J. Blatt. The other nominees are not related.
NOMINEES FOR ELECTION
The following table sets forth information concerning the nominees for director:

Name	Age	Position with the Company
Robert Sumas	83	Chief Executive Officer and Interim Chairman of the Board of Directors
John P. Sumas	75	Executive Vice President, Secretary and Director
Nicholas J. Sumas II	55	Co-President and Director
John J. Sumas	54	Co-President and Director
Perry J. Blatt	48	Director of E-Commerce and Business Development, Director
Kevin Begley	66	Director
Steven Crystal	68	Director
Stephen F. Rooney	62	Director
Prasad Pola	56	Director

Robert Sumas was appointed Chief Executive Officer and Vice Chairman of the Board of Directors in 2017 and served as President from 2009 through 2018. He has served variously as Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company since 1969. Robert Sumas is Chairman of Wakefern’s Health and Beauty Aids Committee and is a member of Wakefern’s Retail Technology, Capital Management and Nonfoods Committees. The Board of Directors concluded that Robert Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and Wakefern obtained over his 61 year career with the Company.
John P. Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company’s frozen food and dairy operations. John P. Sumas is a member of Wakefern’s Frozen Food and Dairy Committees. The Board of Directors concluded that John P. Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of Wakefern and the Company obtained over his 51 year career with the Company.
Nicholas J. Sumas II has served as a Director since 2009, Co-President since 2018 and was the Company’s Chief Marketing Officer from 2014 to 2018. Mr. Sumas is also an executive officer of Wakefern and a member of the Wakefern Board of Directors. Mr. Sumas has held a diversity of supervisory positions since his employment in 1994 and was Vice President from 2007 through 2014. He is Chairman of Wakefern’s Digital Commerce, Vice Chairman of the Operations Excellence and Meat Committees, and is a member of Wakefern’s Nominating and Governance, CGO and Finance Committees. The Board concluded that Nicholas J. Sumas II should continue to serve as a Director of the Company in part due to his in-depth knowledge of Wakefern and the Company.
John J. Sumas has served as a Director since 2009, Co-President since 2018 and was the Company’s Chief Operating Officer from 2014 to 2018, General Counsel from 2007 through 2019 and Vice President from 2007 through 2014.

He is Chairman of Wakefern’s Food Service Committee, Chairman of Wakefern’s Retail Employee Relations Committee, and a member of Wakefern’s Sales and Merchandise, Insurance and Shop-Rite Retail Services Committees. The Board of Directors concluded that John J. Sumas should continue to serve as a Director of the Company in part due to his knowledge of Wakefern and the Company, as well as his legal experience.
Perry J. Blatt is the Director of E-Commerce and Business Development for the Company. Mr. Blatt also oversees all corporate giving, corporate communication, and community outreach programs for Village and is President of the Sumas Family Foundation. He has held a diversity of supervisory positions in the Company in operations, merchandising, marketing and corporate communications since his employment in 2002. Mr. Blatt is Chairman of Wakefern’s Frozen Food Committee, a member of Wakefern’s Dairy Committee and has previously served as a member of Wakefern’s Sales and Merchandising and Price-Rite Operating Committees. He is currently a member of Wakefern's Government Relations committee, as well as its Environmental committee. Mr. Blatt has served as a Board member and Trustee for the Community Food Bank of New Jersey since 2020. In 2024 he was elected as a board member to the New Jersey Food Council. The Board concluded that Perry Blatt should continue to serve as a Director of the Company in part due to his in-depth knowledge of Wakefern and the Company.
Kevin Begley has served as a Director since 2009 and was the Company’s Chief Financial Officer from 1987 until his retirement in December 2014. In addition, he served as Treasurer from 2002 through 2014. Mr. Begley is a Certified Public Accountant. Mr. Begley also served as a Director of Push to Walk, a non-profit organization that provides individualized workouts and resources to people with spinal cord injuries and other forms of paralysis from 2015 to 2018. The Board of Directors concluded that Kevin Begley should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and his finance and accounting knowledge obtained over his 40 year career.
Steven Crystal has served as a Director since 2001 and has served as the Chairman of the Audit Committee from 2001 through 2016. Mr. Crystal has retail experience through his ownership in various retail businesses in Nevada, including a HONDA motorcycle dealership, a furniture store and formerly an ACE hardware store. Since 1980, Mr. Crystal has been a member of the New York Commodity Exchange and the New York Mercantile Exchange. He traded commodities as a floor broker on the exchange from 1980 through 1987. During his tenure with NYMEX and COMEX, he served as a member of the new products (creating the Crude Oil contract), finance, arbitration, and budgeting and planning committees. He still holds memberships with NYMEX and COMEX and continues to trade electronically. Between 2005 and 2009, Mr. Crystal served as a Commodity Trading Advisor and Commodity Pool Operator while he managed Crystal Investment Partners, L.P. a registered hedge fund with the National Futures Association and the Commodity Futures Trading Commission. In addition, Mr. Crystal owns and operates various residential and commercial properties through his numerous private family partnerships (located in NJ, NV, CA and UT). From 1998 through 2013, Mr. Crystal owned and operated 5 auto parts stores in Nevada and California under the A C Delco brand for General Motors, Inc. Since 2014, he has served as the President of the Homeowners Associations of Rancho Teresina in Scottsdale, Arizona. Since 2014, Mr. Crystal is licensed by the Nevada Gaming Control Board and the Nevada Gaming Commission, and was the Chairman of the Board and President of a start-up company formerly called Automated Cashless Systems, Inc. (now known as Cashless Holdings, Inc.) until its sale in 2021. Mr. Crystal also joined the Board of the International Center for Responsible Gaming in 2022. Currently, Mr. Crystal spends much of his time doing philanthropic work through the Crystal Family Charitable Foundation. He serves as Assistant Treasurer and member of the investment of finance committee for the Jewish National Fund and is a Board member and Chairman of the investment committee of Honor Health Foundation (formerly Scottsdale Health). Since 2022, Mr. Crystal is the managing General Partner of Off My Grid, LLC, a company developing a 300 mega-watt Solar Farm in southern Arizona, a Board Member of DCS, Inc., a company specializing in legacy social media digital keys and is the co-founder and managing member of Brave Bear Ventures, LLC, a venture capital fund. The Board of Directors has concluded that Steven Crystal should continue to serve as a Director of the Company due to his vast knowledge of the Company obtained through his more than 23 years of service on the Board of Directors, as well as, his broad experience in owning, managing and supervising various retail, real estate and investment entities.
Stephen F. Rooney has served as a Director since 2009. Mr. Rooney is Chief Credit Officer and a member of Orange Bank & Trust's senior management team after serving nine years in the same position with Unity Bank. Previous to these, he was a financial analyst with Standard & Poor’s asset-backed securities group and a corporate lending officer with CoreStates Bank where he focused on the retail industry, with a specialty in supermarket lending. The board concluded that Stephen F. Rooney should continue to serve as a Director of the Company due to his strong financial background and past lending experience with the retail industry.
Prasad Pola has a distinguished career spanning over two decades, encompassing key leadership roles across the retail, e-commerce, and healthcare sectors. Mr. Pola previously served as the Chief Technology Officer at Plated, a food-tech company acquired by Albertsons, where he led the product, engineering, data science and customer service teams. Prior to Plated, Mr. Pola held product and technology leadership roles at Amazon.com, Inc. subsidiary Quidsi, Provide Commerce and Tommy Hilfiger Corp. The Board concluded that Prasad Pola should continue to serve as a Director of the Company due to his extensive knowledge and experience in e-commerce, retail, technology infrastructure and digital transformation
The Board recommends that the shareholders vote FOR all the nominees named above for election to the Board of Directors. With respect to the election of directors (Proposal 1), directors are elected by a plurality of the voting power of the shares of our capital stock present or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions, withheld votes and “broker non-votes”, if any, will not affect the outcome of the vote on the first proposal.
The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director’s duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which a director derived an improper personal benefit.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Company is a “controlled company” under the corporate governance rules of NASDAQ. Therefore the Company is not required to and does not have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors to identify and recommend nominees to the Board of Directors; or (3) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by the Sumas Family Group of shares allowing it to cast more than 50% of the votes eligible to be cast for the election of directors. The Board of Directors has determined that each non-management director is independent as defined by the rules promulgated by the Securities and Exchange Commission (the “SEC”) and the listing standards of NASDAQ.
The Board of Directors held five meetings in fiscal 2024. All directors attended at least 75% of the meetings of the Board of Directors, and meetings of committees of the Board of Directors on which the director served, during the time such director served on the Board of Directors or relevant committee thereof.
The Company has a policy of requiring all directors standing for election at an annual meeting of shareholders to attend such meeting, unless unforeseen circumstances arise. All ten directors attended the 2023 annual meeting of shareholders of the Company held on December 15, 2023.
The Executive Committee, which consists of Robert Sumas, John P. Sumas, John J. Sumas and Nicholas J. Sumas II meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors reviews its leadership structure in light of the Company’s then current needs, governance trends, and other factors. The Board of Directors reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of an ongoing review of the effectiveness of the Company’s governance structure. As a result, the roles of Chairman and CEO have been split from time to time to facilitate leadership transitions, while at other times the roles have been combined.
Effective December 15, 2017, the Board of Directors separated governance responsibilities between the Chairman and CEO roles. These roles are currently combined on an interim basis due to the passing of William P. Sumas, Chairman of the Board, in July 2024. The Company will separate these roles with its planned appointment of John J. Sumas as Chief Executive Officer and Nicholas J. Sumas II as President and Chairman of the Board of Directors effective December 13, 2024. The Board of Directors believes that this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight at this time.

Management is responsible for the day to day management of the risks that the Company faces, while the Board of Directors as a whole and through its committees, has responsibility for the oversight of risk management. The Board of Directors and its committees receive periodic reports from financial, legal and other management members regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.
The Compensation Committee and Executive Compensation
The Compensation Committee consists of Robert Sumas, Chief Executive Officer; John P. Sumas, Executive Vice President; John J. Sumas, Co-President; Steven Crystal and Stephen Rooney, independent directors. The Compensation Committee of the Board of Directors has the primary responsibility for establishing the compensation paid to the executive officers of the Company, including the named executive officers who are identified in the Summary Compensation Table below. This includes base salary, bonus awards and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. During fiscal 2024, the Compensation Committee met twice. The Compensation Committee does not utilize a charter.
The Audit Committee
The Audit Committee is comprised of three directors, Steven Crystal, Kevin Begley and Stephen Rooney. All current Audit Committee members are independent as defined by the listing standards of NASDAQ. The Audit Committee: (1) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance; (2) retains and monitors the independence and performance of the Company’s independent auditors; (3) provides an avenue of communication among the independent auditors, management and the Board of Directors; and (4) approves in advance the services to be provided and the fees paid to the independent registered public accounting firm for all services provided. The Audit Committee operates under a charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A. During fiscal 2024, the Audit Committee met eight times.
The Board of Directors has determined that Stephen Rooney is an “audit committee financial expert” as defined by applicable SEC regulations and that all members of the Audit Committee are able to read and understand financial statements as required by NASDAQ regulations.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock; (ii) each director of the Company; (iii) the named executive officers; and (iv) all directors and executive officers of the Company as a group.
For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s Class A Stock and Class B Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse).
The percentage of the securities beneficially owned by each person or entity named in the following table is based on (i) 10,651,144 shares of Class A Stock issued and outstanding as of October 14, 2024, and (ii) 4,203,748 shares of Class B Stock issued and outstanding as of October 14, 2024. Shares of Class A Stock reported in the second column entitled “Class A Stock – Shares Owned” in the following table also include the shares of Class A Stock underlying the shares of Class B Stock, as applicable. Each share of Class B Stock is convertible into one share of Class A Stock at any time. Except as otherwise noted below, the address for persons listed in the table is c/o Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

	Class A Stock		Class B Stock
Name	Shares Owned	Percentage of Class	Shares Owned	Percentage of Class
Named Executive Officers, Directors and Director Nominees:
Robert Sumas(1)(2)(3)	1,043,919	9.0%	908,484	21.6%
John P. Sumas(1)	583,502	5.2%	470,480	11.2%
Nicholas J. Sumas II(1)(3)(4)	1,062,951	9.2%	853,058	20.3%
John J. Sumas(1)(5)	1,466,540	12.4%	1,208,784	28.8%
Kevin Begley	66,394	*	—	—%
Stephen F. Rooney	36,800	*	—	—%
Steven Crystal(6)	1,409,486	12.7%	440,320	10.5%
Perry J. Blatt	52,610	*	—	—%
Prasad Pola	12,000	*	—	—%
All directors and executive officers as a group (11 persons)	5,153,257	37.0%	3,281,214	78.1%
5%+ Holders:
Sumas Family Group(1)(2)(3)(4)(5)	3,516,496	26.1%	2,840,894	67.6%
Crystal Family Charitable Foundation(7)	1,016,940	9.4%	216,940	5.2%
Dimension Fund Advisors LP(8)	732,365	6.9%	—	—%
BlackRock, Inc.(9)	580,894	5.5%	—	—%
Renaissance Technologies LLC(10)	562,084	5.3%	—	—%

*	Less than 1%.
(1)
The Sumas Family Group is comprised of Robert Sumas, John P. Sumas, Nicholas J. Sumas II and John J. Sumas. Assuming no conversion of shares of Class B Stock to Class A Stock, the Sumas Family Group beneficially owns 675,602 shares of Class A Stock and 2,840,894 shares of Class B Stock, or 55.2% of the combined voting power. By virtue of the existence of this “group”, the Company is a “controlled company” pursuant to Section 5615(c)(1) of the NASDAQ Listing Rules.

(2)
Includes (i) 108,572 shares of Class B Stock held by the spousal trust for the benefit of Mrs. Robert Sumas, of which Robert Sumas is a co-trustee, and (ii) 200,000 shares of Class B Stock held by the Nicholas Sumas Grandchildren Trust for the benefit of Robert Sumas’s children, of which Robert Sumas is the sole trustee.

(3)
Includes (i) 40,504 shares of Class A Stock and 508,236 shares of Class B Stock held by Robert Sumas Family LLC, of which Robert Sumas and Nicholas Sumas are managers, and (ii) 91,676 shares of Class B Stock held by a spousal trust for the benefit of Robert Sumas, of which Nicholas J. Sumas II is a co-trustee. Nicholas J. Sumas II, his wife and trusts for their children own 55.3% of the Robert Sumas LLC.

(4)	Includes 133,120 shares of Class B Stock held by two trusts for the benefit of the grandchildren of Robert Sumas.
(5)
Includes (i) 200,000 shares of Class B Stock held by the Nicholas Sumas Grandchildren Trust for the benefit of James Sumas’s children, of which John J. Sumas is a co-trustee, and (ii) 71,513 shares of Class A Stock and 844,620 shares of Class B Stock held by various family trusts for the benefit of the children of James Sumas, of which John J. Sumas is the sole trustee or a co-trustee.

(6)
Includes (i) 70,025 shares of Class A Stock and 223,380 shares of Class B Stock held by a decedent trust, of which Mr. Crystal is the sole trustee; and (ii) 800,000 shares of Class A Stock and 216,940 shares of Class B Stock owned by the Crystal Family Charitable Foundation, of which Mr. Crystal is the sole trustee of such foundation.

(7)
Mr. Crystal is the sole trustee of the foundation and may be deemed the beneficial owner of the 800,000 shares of Class A Stock and 216,940 shares of Class B Stock held by the Crystal Family Charitable Foundation.

(8)
As reported in a Schedule 13G/A dated February 9, 2024, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or dispositive power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of 732,365 shares of the Company held by the Funds, over which it has (a) sole voting power with respect to 718,324 shares of Class A Stock and (b) sole dispositive power over 732,365 shares of Class A Stock. However, all shares of Class A Stock reported herein are owned directly by the Funds and Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. To the knowledge of Dimensional Fund Advisors LP, none of the Funds individually own more than 5% of the outstanding shares of Class A Stock. Dimensional Fund Advisors LP’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(9)
As reported in a Schedule 13G/A dated January 31, 2024, BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 580,894 shares of Class A Stock, over which it has (a) sole voting power with respect to 568,179 shares of Class A Stock and (b) sole dispositive power with respect to 580,894 shares of Class A Stock. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(10)
As reported in a Schedule 13G/A dated February 13, 2024, Renaissance Technologies LLC (“Renaissance LLC”) is the beneficial owner of 562,084 shares of Class A Stock, of which it has sole voting power with respect to 562,084 shares of Class A Stock, and sole dispositive power with respect to 562,084 shares of Class A Stock. Renaissance Technologies Holdings Corporation (“Renaissance Holdings”) is the majority owner of Renaissance LLC and therefore may be deemed to be the beneficial owner of the shares of Class A Stock owned by Renaissance LLC. The address of Renaissance Technologies LLC and Renaissance Holdings is 800 Third Avenue, New York, NY 10022.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of three independent directors, as defined by the rules promulgated by the SEC and the listing standards of NASDAQ, and operates under a charter adopted by the Board of Directors. The members of the Committee are Steven Crystal (Chair), Kevin Begley and Stephen Rooney. The Audit Committee appoints the Company’s independent auditors.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. In addition, the independent auditors are responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended July 27, 2024, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of July 27, 2024, and the independent auditor’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of that date. The Audit Committee has received from the independent auditors written disclosures pursuant to Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and discussed with the independent auditors the matters required to be discussed by the standards of the PCAOB and the SEC.
The Company’s independent auditors also provided to the Audit Committee the written disclosures required by the applicable standards of the PCAOB, and the Audit Committee discussed with the independent auditors their independence. On the basis of these items, the Audit Committee determined that KPMG LLP is independent.
The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit of the Company’s financial statements and meets periodically with the Company’s auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 27, 2024 filed with the Securities and Exchange Commission (the “2024 Form 10-K”).
Audit Committee
STEVEN CRYSTAL, CHAIRMAN
Kevin Begley
Stephen F. Rooney

NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS
The full Board of Directors acts on all matters concerning the identification, evaluation and nomination of director candidates. The Board of Directors does not utilize a charter in performing this function. As a matter of policy, the Board of Directors will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder) in writing to the Board of Directors at 733 Mountain Avenue, Springfield, New Jersey, 07081. Information regarding director candidates for election to the Board of Directors in 2024 must be submitted by July 1, 2024.
The Board of Directors’ process for evaluating candidates recommended by any shareholder is the same as for candidates recommended by the Board of Directors, management or others. In searching for appropriate candidates, the Board of Directors adheres to criteria established for the consideration and selection of candidates. The Board of Directors views the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board of Directors may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for decisions of the Board of Directors; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues; (iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; and (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs. Each director candidate will be considered without regard to gender, race, religion, national origin or sexual orientation.
The following presents the gender and demographic background of each of our current directors and nominees in accordance with NASDAQ Rule 5606, as self-disclosed by the directors and nominees. As we pursue future Board development and recruitment efforts, we will continue to seek out candidates who can contribute to the diversity of views and perspectives of our Board.
BOARD DIVERSITY MATRIX
Total Number of Nominated Directors - 9

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors		9
Part II: Demographic Background
African American of Black
Alaskan Native of American Indian
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		8
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders and other interested parties may communicate with the Board of Directors by sending written communication to the directors c/o the Company’s Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. All such communications will be reviewed by the Secretary to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary. The Secretary shall report to the Board of Directors on the number and nature of communications that were determined not to be forwarded.
CODE OF ETHICS
The Company has a written Code of Ethics that applies to, among others, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. During fiscal 2024, there were no changes to, or waivers of, the Code of Ethics. The Company will furnish a copy of the Code of Ethics, without charge, to each person who forwards a written request to the Company’s Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. The Code of Ethics is also available at www.sec.gov as an Exhibit to the 2024 Form 10-K.
EXECUTIVE OFFICERS
The following table sets forth information concerning the Company’s executive officers and certain biographical information furnished by them:

Name	Age	Position with the Company
Robert Sumas	83	Chief Executive Officer and Interim Chairman of the Board of Directors
John P. Sumas	75	Executive Vice President, Secretary and Director
Nicholas J. Sumas II	55	Co-President and Director
John J. Sumas	54	Co-President and Director
John Van Orden	45	Chief Financial Officer & Treasurer
Luigi Perri	42	Controller (Principal Accounting Officer)

The Company’s executive officers are elected by, and serve at the discretion of, the Board. The business experience for the past five years, and in some instances, for prior years, of each of the Company’s executive officers is as follows:
Robert Sumas has served as our Chief Executive Officer since 2017 and served as President from 2009 through 2018. For Robert Sumas’s biography, please see the section above entitled “Nominees for Election.”
John P. Sumas has served as an Executive Vice President since 1989. For John P. Sumas’s biography, please see the section above entitled “Nominees for Election.”
Nicholas J. Sumas II has served as Co-President since 2018 and was the Company’s Chief Marketing Officer from 2014 to 2018 and a Vice President from 2008 through 2014. For Nicholas J. Sumas II’s biography, please see the section above entitled “Nominees for Election.”
John J. Sumas has served as Co-President since 2018 and was the Company’s Chief Operating Officer from 2014 to 2018, General Counsel from 2007 through 2019 and Vice President from 2007 through 2014. For John J. Sumas’s biography, please see the section above entitled “Nominees for Election.”
John Van Orden, has served as Chief Financial Officer, Treasurer and principal financial officer since 2014 and was Controller and principal accounting officer from 2011 to 2014. Prior to joining the Company in 2011, Mr. Van Orden held various positions of increasing responsibility within KPMG LLP’s audit practice.
Luigi Perri has served as Controller and principal accounting officer since 2014. Prior to joining the Company in 2014, Mr. Perri served as the North America Retail Controller for Ralph Lauren Corporation. Prior to that, Mr. Perri held positions at both the Hertz Corporation and KPMG LLP. He is also a Certified Public Accountant in the state of New Jersey.

EXECUTIVE COMPENSATION
Results of 2023 Advisory Vote to Approve Executive Compensation
At the 2023 annual meeting of shareholders of the Company, we held our fifth advisory vote on executive compensation. Over 94% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered this favorable outcome when deciding to make no material changes in the structure of our compensation programs. The Compensation Committee will continue to consider the results from the future advisory votes to be held every three years on executive compensation, in accordance with the advisory vote of shareholders of the Company in 2023.
SUMMARY COMPENSATION TABLE

Name and principal position(1)	Year	Salary ($)	Bonus ($)	Stock awards ($)(2)	Option awards ($)	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings ($)(3)(4)	All other compensation ($)(5)	Total ($)
Robert Sumas CEO	2024	923,728	446,000	—	—	—	149,537	17,756	1,537,021
	2023	888,443	430,000	595,400	—	—	—	16,616	1,930,459
William Sumas Former EVP and Chairman of the Board of Directors	2024	827,150	415,000	—	—	—	18,727	24,887	1,285,764
	2023	772,025	419,000	595,400	—	—	—	16,511	1,802,936
John P. Sumas Executive Vice President	2024	796,484	434,000	—	—	—	112,578	25,672	1,368,734
	2023	764,897	419,000	595,400	—	—	—	15,084	1,794,381
Nicholas J. Sumas II Co-President	2024	740,000	432,000	—	—	—	—	28,361	1,200,361
	2023	711,000	417,000	595,400	—	—	—	29,377	1,752,777
John J. Sumas Co-President	2024	740,000	433,000	—	—	—	—	26,987	1,199,987
	2023	711,000	418,000	595,400	—	—	—	27,329	1,751,729

(1)
Each of our named executive officers is employed at-will. None of our named executive officers has an employment contract that provides for payments or benefits in the event of a termination of employment or a change in control of the Company.

(2)
These amounts represent the grant date fair value of restricted share awards granted to the named executive officer with respect to the fiscal year. The compensation for fiscal 2023 is calculated for Robert Sumas, William Sumas and John P. Sumas as 26,000 Class A restricted shares granted on March 17, 2023 times the $22.90 grant price, which was the market value on the date of grant. Restrictions on these shares lapse on March 17, 2026, the third anniversary of the grant, as long as the officer is employed by the Company at that time. Restrictions on the shares for William Sumas lapsed upon his death in July 2024. Any dividends declared on the Company’s Class A common stock are payable on the restricted shares.

(3)
This amount shows the change in pension value in each fiscal year presented. In fiscal 2023, decreases in pension value for Robert Sumas of $207,131, William Sumas of $146,201 and John P. Sumas of $180,017 were excluded from the above amounts. In fiscal 2022, decreases in pension value for Robert Sumas of $1,516,580, William Sumas of $1,158,277 and John P. Sumas of $1,467,111 were excluded from the above amounts.

(4)
The Company maintained a defined benefit pension plan (the Village Super Market Employees Retirement Plan, or “VSMERP”) for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. In fiscal 2016, plan benefits earned were frozen and participants no longer earned additional benefits under the plan. In fiscal 2022, the plan was terminated and the Company distributed benefits to plan participants in the form of a lump sum or the purchase of an annuity contract.

The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for certain named executive officers to compensate for limitations on benefits available through the VSMERP. Participants vested in the SERP benefit at a rate of 20% per year of service beginning in calendar 2004. The retirement benefit at normal retirement date for the SERP is calculated as 50% of the individual’s average compensation during his or her highest sixty consecutive months in the last ten years before retirement, reduced by both the benefit the participant received under the Village Super Market Employees Retirement Plan and the amount of the participant’s social security benefits. The Normal retirement is defined as the later of age 65 or five years of participation in the SERP. Early retirement is permitted upon the attainment of age 55 and the completion of at least five years of vesting service. Early retirement benefits are subject to a reduction of 1⁄15 for each of the first five years the early retirement date precedes the normal retirement date and 1⁄30 for each of the succeeding five years. Covered compensation under the SERP includes all salary and bonuses, whether paid in cash or deferred.
(5)
In accordance with SEC rules, this table omits information regarding group life and health plans that do not discriminate in favor of executive officers of the Company and that are generally available to all salaried employees. The amounts shown in this column include employer costs related to personal use of Company automobiles, which is added to the named executive officers’ taxable earnings in accordance with rules promulgated by the Internal Revenue Service, long-term disability insurance premiums, and the Company’s matching contribution to our 401(k) Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information for each named executive officer with respect to each award of restricted stock that was made at any time, had not vested and remained outstanding at July 27, 2024. There were no option awards outstanding for any named executive officer at July 27, 2024; thus that portion of the table is omitted.

Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)
Robert Sumas	26,000	$794,560
John P. Sumas	26,000	$794,560
Nicholas J. Sumas II	26,000	$794,560
John J. Sumas	26,000	$794,560

(1)	Restricted shares vest on March 17, 2026. The market value of the Company’s restricted stock was $30.56 per share, the closing market price of the Company’s Class A common stock on July 27, 2024.
The Compensation Committee approves and grants equity awards at approximately the same time every three years. Outside of the three-year grant cycle, we may make restricted stock awards in connection with a new hire or retention grant. All awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at or above the closing market price of the Company's common stock on the date of grant. Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or equity grant dates.

PAY VS PERFORMANCE
As required by Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. The “Compensation Actually Paid” and other compensation figures shown here are calculated in accordance with applicable regulatory guidance.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($)	Average Compensation Actually Paid to non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3) ($)	GAAP Net Income (Loss)(4) ($ in Millions)
2024	$1,537,021	$1,751,261	$1,263,712	$1,454,292	$153.57	$50.5
2023	1,930,459	1,975,907	1,798,659	1,844,107	112.93	49.7
2022	1,228,342	1,252,210	1,100,997	1,124,865	104.59	26.8

(1)
Represents the total compensation for Mr. Robert Sumas, our Chief Executive Officer, or “PEO” and the average total compensation for Messrs. William Sumas, John P. Sumas, John J. Sumas and Nicholas J. Sumas II, our non-PEO Named Executive Officers, or “NEOs”, from the Summary Compensation Table for 2024 and Messrs. William Sumas and John P. Sumas 2023 and 2022.

(2)
Represents the total compensation from the Summary Compensation Table for our PEO and the average total compensation for our non-PEO NEOs during 2024, 2023 and 2022 as adjusted to reflect changes in the fair value of outstanding stock and option awards in accordance with Item 402(v) of Regulation S-K. The adjustments to the values reported in the Summary Compensation table are set forth below in the Reconciliation of Summary Compensation Totals and Compensation Actually Paid.

(3)	Total Shareholder Return, or TSR, for each fiscal year is based on a $100 common equity investment at the close of July 31, 2021, measuring through and including the end of the applicable year.
(4)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year
Reconciliation of Summary Compensation Totals and Compensation Actually Paid

	2024		2023		2022
	PEO ($)	Average Non- PEO NEOs ($)	PEO ($)	Average Non- PEO NEOs ($)	PEO ($)	Average Non- PEO NEOs ($)
Summary Compensation Table Total	$1,537,021	$1,263,712	$1,930,459	$1,798,659	$1,228,342	$1,100,997
Deduct: Stock and Option Awards(1)	—	—	(595,400)	(595,400)	—	—
Deduct: Change in Pension Value and Nonqualified Deferred Compensation Earnings(1)	—	—	—	—	—	—
Equity Award Adjustments(2)
Add (Deduct): Year-End Fair Value of Equity Awards Granted in the Year	—	—	606,320	606,320	—	—
Add (Deduct): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	188,240	141,180	—	—	468	468
Add (Deduct): Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	—	23,400	9,828	9,828	—	—
Add (Deduct): Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	26,000	26,000	24,700	24,700	23,400	23,400
Compensation Actually Paid	$1,751,261	$1,454,292	$1,975,907	$1,844,107	$1,252,210	$1,124,865

(1)	Represents values from the applicable columns in the Summary Compensation Table for the applicable year.
(2)
Represents the sum of the fair value of all equity awards granted during the covered fiscal year, measured at the end of the year plus the change in fair value of unvested awards granted in prior fiscal years, measured at the end of the covered fiscal year (or, for awards that vested in the covered fiscal year, as of the vesting date). Amounts shown include dividends or earnings paid on equity awards prior to vesting. The valuation methodology used to calculate fair values is consistent with the methodology used at the time of grant.

The table below shows the relationship between the compensation actually paid to the PEO and Average non-PEO NEOs relative to net income for 2024 and 2023.

The table below shows the relationship between the compensation actually paid to the PEO and Average non-PEO NEOs relative to Village Super Market’s TSR for 2024 and 2023.

DIRECTOR COMPENSATION
The following table describes the fiscal year 2024 compensation for non-employee directors. Employee directors receive no compensation for their service on the Board of Directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)	Non- equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Steven Crystal	$52,500	$—	$—	$—	$—	$—	$52,500
Kevin Begley	50,000	—	—	—	—	—	50,000
Stephen F. Rooney	50,000	—	—	—	—	—	50,000
Prasad Pola	50,000	—	—	—	—	—	50,000

(1)
These amounts represent the grant date fair value of stock awards with respect to the fiscal year. All non-employee directors were awarded 12,000 Class A restricted shares on March 17, 2023. The grant date price of these shares was $22.90. Restriction on these shares lapse one third each year on the anniversary of the grant.

(2)	Aggregate stock awards outstanding at fiscal year-end were 8,000 shares for each of the above non-employee directors.
Non-employee directors are currently paid an annual retainer of $50,000. In addition, the Chairman of the Audit Committee is paid $2,500. No meeting fees are currently paid. In addition, the Company has periodically granted to each of its non-employee directors either options to purchase shares or restricted shares.

TRANSACTIONS WITH RELATED PERSONS
Other than compensation arrangements for our named executive officers and directors, which are described in the section entitled “Executive Compensation,” we have had the following transactions or series of similar transactions, since July 27, 2022, to which we were a party or will be a party, in which (1) the amounts involved exceeded or will exceed $120,000; and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
•
The Company’s supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2026. The annual rent under this lease is $735,000. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership including Robert Sumas and John P. Sumas.

•	All obligations of the Company to Wakefern Food Corporation, as described in the Company’s Annual Report on Form 10-K, are personally guaranteed by certain members of the Sumas family.
It is the Company’s policy that the Audit Committee review and approve any transactions with related persons in excess of $120,000. There were no transactions required to be reviewed or approved in fiscal 2024.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s executive officers and directors to file with the SEC reports of ownership and reports of changes in ownership of Class A Stock and Class B Stock. Copies of these reports must also be furnished to the Company. Based solely on a review of these filings and written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during fiscal 2024.
SELECTION OF INDEPENDENT AUDITORS
The appointment by the Audit Committee of KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 26, 2025 is to be submitted at the meeting for ratification or rejection. The consolidated financial statements of the Company for the 2024, 2023, and 2022 fiscal years were audited by KPMG LLP.
Representatives of KPMG LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.
Although ratification by the shareholders of the appointment of independent auditors is not required, the Audit Committee will reconsider its appointment of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for fiscal 2024 and 2023, and fees billed for other services rendered by KPMG LLP:

	2024	2023
Audit fees(1)	$790,409	$744,108
Audit-related fees(2)	—	—
Tax fees(3)	56,000	54,375
All other fees	—	—
Total fees	$846,409	$798,483

(1)
Audit fees consist of audits of the annual consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews and services provided in connection with statutory and regulatory filing engagements, including issuance of consents.

(2)	Audit-related fees include assurance and related services not reported under audit fees, including attest, agreed upon procedures and related services not required by statute or regulations.
(3)	Tax fees consist of fees for tax compliance and consultation services.
The Audit Committee pre-approved all services described above for fiscal 2024 and 2023, including any non-audit services, and has determined that these fees and services are compatible with maintaining the auditors’ independence.

The Company’s Audit Committee requires that each service provided by our independent auditor be pre-approved by the committee. However, the committee has empowered the chair of the committee to grant such approval on its behalf as to matters that arise between Audit Committee meetings.
The Board of Directors recommends that the shareholders vote FOR the ratification of KPMG LLP as the Company’s independent auditors for fiscal 2025. The approval of the ratification of the appointment of KPMG as the Company’s independent registered accounting firm for fiscal 2025 will require the affirmative vote of a majority of all of the votes cast. As a result, abstentions and broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 2.
SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
Proposals to be Considered for Inclusion in our 2025 Proxy Materials
In order for a shareholder proposal to be eligible to be included in our proxy statement and proxy card for the 2025 Annual Meeting, the proposal must (1) be received by us at our principal executive offices, 733 Mountain Avenue, Springfield, New Jersey 07081, attn: Secretary, no later than June 30, 2025, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.
Director Nominations for the 2025 Annual Meeting
In order to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by October 26, 2025.
HOUSEHOLDING OF SPECIAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any shareholder upon written or oral request to: Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081, or by phone at (973) 467-2200. Any shareholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.
OTHER MATTERS
The Company will furnish a copy of the 2024 Form 10-K, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company’s Common Stock on October 14, 2024. Requests are to be addressed to the Secretary of the Company, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.
All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with the Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.
By order of the Board of Directors,
JOHN P. SUMAS,
Secretary
October 28, 2024

Appendix A
Village Super Market, Inc.
Charter of the Audit Committee of the Board of Directors

Audit Committee Purpose
The Audit Committee (the “Committee”) is appointed by, and reports to, the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s responsibilities include:
•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance.
•	Monitor the independence and performance of the Company’s independent auditors and the adequacy of disclosures to shareholders.
•	Provide an avenue of communication among the independent auditors, management and the Board.
The Committee has the authority to conduct any investigation it deems appropriate to fulfilling these responsibilities and shall have direct access to the independent auditors. The Committee can retain, at the Company’s expense, any legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The independent auditors shall report directly to the Committee.
Audit Committee Composition and Meetings
Committee members shall meet the requirements of the NASDAQ and the Securities and Exchange Commission. The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent, non-executive directors free from any relationship that would interfere with independent judgment. All members of the Committee must be financially literate and able to understand and evaluate fundamental financial statements. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.
Audit Committee members shall be appointed by, and a Chairman designated by, the Board. No member of the Committee can be removed except by majority of the independent directors of the full Board then in office.
The Committee shall meet at least four times annually, or more frequently as circumstances require. The Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session, at least annually, with management, the independent auditors, and as a committee to discuss any matters that the Committee, or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and any significant findings by the auditors. The Chairman is responsible for ensuring that Minutes are maintained for each meeting and subsequently approved by the Committee.
Audit Committee Responsibilities and Duties
Review Procedures
1.
Review and reassess the adequacy of the Committee Charter at least annually. Submit the charter to the Board for approval and have the Charter published at least every three years in accordance with applicable regulations.

2.
Review the Company’s quarterly and annual financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3.
In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the action management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management responses. Review the results with the Board.

4.
Not less than on a quarterly basis, discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with applicable auditing standards. The Chairman of the Committee, or his designee on the Audit Committee, may represent the entire Committee for purposes of this review.

5.
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting, financial or auditing matters.

6.	Review and approve related person transactions, as defined by SEC rules, and establish and oversee policies and procedures for the review and approval of related person transactions.
7.	Receive reports from the principal executive and financial officers of the Company regarding each of the following:
i)
Their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls over financial reporting and procedures for financial reporting (“internal controls”).

ii)	All significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data.
iii)	Whether they have identified for the independent auditor any material weakness in the internal controls over financial reporting.
iv)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
v)
Whether there were significant changes in the internal controls or in the other factors that could significantly affect the internal controls since the date they evaluated them, including corrective actions with regard to significant deficiencies and material weaknesses.

Independent Auditors
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm or for performing audit or attest services. The independent registered public accounting firm reports directly to the Committee.
8.
The independent auditors are directly accountable to the Committee. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The lead Partner of the independent auditor team will be reviewed and evaluated by the Committee.

9.	Approve in advance the services to be provided and the fees and other significant compensation to be paid to the independent auditors for all services provided (including tax services).
10.	On an annual basis, the Committee should review and discuss with the independent auditors any relationships they have with the Company that could impair the auditor’s independence.
11.	Review the auditor’s plan with respect to scope, staffing, locations, reliance upon management and general audit approach.
12.
Prior to releasing quarterly and year-end earnings, discuss the results of the quarterly reviews or year-end audit with the independent auditors. Discuss certain matters required to be communicated to the Audit Committee in accordance with applicable auditing standards.

13.	Consider the independent auditor’s judgment about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

Other Responsibilities
14.
On at least an annual basis, review with legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators, government agencies, and any other relevant authorities.

15.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement.
16.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.
17.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee, or the Board, deems necessary or appropriate.

VILLAGE SUPER MARKET, INC.
JOHN VAN ORDEN
733 MOUNTAIN AVENUE
SPRINGFIELD, NJ 07081

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/12/2024 for shares held directly and by 11:59 P.M. ET on 12/10/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/VLGEA2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/12/2024 for shares held directly and by 11:59 P.M. ET on 12/10/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Robert Sumas
02) John P. Sumas
03) Nicholas Sumas
04) John J. Sumas
05) Perry Blatt
06) Kevin Begley
07) Steven Crystal
08) Stephen F. Rooney
09) Prasad Pola

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of KPMG LLP as the independent registered public accounting firm for fiscal 2025.	▢	▢	▢

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000652139_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue, Springfield, New Jersey 07081
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. Sumas and Nicholas Sumas and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the "Company"), to be held virtually at www.virtualshareholdermeeting.com/VLGEA2024 on Friday, December 13, 2024, at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated on the reverse side, which are described more fully in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000652139_2 R1.0.0.6